UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2007

HealthSouth Corporation

(Exact name of registrant as specified in charter)

DELAWARE	1-10315	63-0860407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway

Birmingham, Alabama 35243

(Address of principal executive offices) (Zip Code)

(205) 967-7116

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2007, HealthSouth Corporation, a Delaware corporation (the “Company”), announced that it entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of January 27, 2007, with Select Medical Corporation, a Delaware corporation ("Select"), pursuant to which Select will acquire the Company's outpatient rehabilitation division for approximately $245 million in cash, subject to certain adjustments.

The closing of the transactions is subject to the satisfaction of closing conditions set forth in the Stock Purchase Agreement, including certain regulatory and other approvals. The closing is anticipated to occur by the end of the first quarter of 2007, or within thirty days thereafter.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the terms of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and the press release issued by the Company related thereto, which is attached hereto as Exhibit 99.1, each of which is incorporated by reference herein.

Item 8.01. Other Events.

On January 29, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company has entered into the Stock Purchase Agreement referenced herein.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company's current intent, belief or expectations and involve certain risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the likelihood and timing of the closing of the transactions contemplated by the Stock Purchase Agreement. The Company's actual future results may not meet the Company's expectations. In addition to those factors identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other filings with the SEC, factors that may cause future results to differ materially from the Company's current expectations include, but are not limited to, the possibility that the Company's sale of the outpatient rehabilitation division will not close, the risk of a significant adjustment to the purchase price and regulatory delay in approving the sale. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: January 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated January 27, 2007, by and between HealthSouth Corporation and Select Medical Systems.

99.1	Press release issued by HealthSouth Corporation, dated January 29, 2007.